Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genprex, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2022, relating to our audit of the financial statements of Genprex, Inc. at and for the years ended December 31, 2021 and 2020, which appear in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2022.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

February 17, 2023